Exhibit 99.1

Auxilium Pharmaceuticals, Inc. and CPEX Pharmaceuticals, Inc.

Receive Paragraph IV Certification Notice from Upsher-Smith Laboratories for Testim®

MALVERN, PA and EXETER, NH (October 24, 2008) – Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) and CPEX Pharmaceuticals, Inc. (NASDAQ:CPEX) today announced that they have received a notice from Upsher-Smith Laboratories, Inc. advising of the filing by Upsher-Smith Laboratories, Inc. of an Abbreviated New Drug Application (ANDA) containing a Paragraph IV certification under 21 U.S.C. Section 355(j) for testosterone gel. This Paragraph IV certification notice refers to CPEX’s U.S. Patent No. 7,320,968 (“the ’968 Patent”), which covers Testim®, 1% testosterone gel. The Paragraph IV certification notice also states that Upsher-Smith Laboratories, Inc. does not believe that the product for which it is seeking approval infringes the ’968 Patent. The ’968 Patent is listed in Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book), published by the U.S. Food and Drug Administration, and will expire in January 2025.

Auxilium and CPEX are currently reviewing the details of this notice from Upsher-Smith Laboratories, Inc. Auxilium and CPEX intend to pursue all available legal and regulatory options in defense of Testim, including enforcement of their intellectual property rights and approved labeling.

About Testim

Testim is a proprietary, clear, topical gel containing 1% testosterone, the same type of hormone that is produced by the human body. When applied once-daily to the upper arms and shoulders, clinical studies have shown that Testim will restore and maintain testosterone levels. Once Testim is absorbed through the skin, it enters the bloodstream and helps return testosterone to normal levels. The efficacy of Testim has been demonstrated in 16 clinical studies involving approximately 1,800 patients, including the largest placebo-controlled study ever conducted to evaluate the benefits and risks of testosterone replacement therapy. For information regarding the safety and use of Testim, please see the prescribing information at http://www.testim.com.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing to urologists, endocrinologists, orthopedists and select primary care physicians. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 190-person sales and marketing team. Auxilium has five projects in clinical development. XIAFLEXTM (clostridial collagenase for injection), formerly referred to as AA4500, is in phase III of development for the treatment of Dupuytren’s contracture and is in phase II of development for the treatment of Peyronie’s disease and Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) is in phase I of development. The Company is currently seeking a partner to further develop this product candidate.

Auxilium also has one pain product (fentanyl) using its transmucosal film delivery system in phase I of development. Auxilium has rights to seven additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

About CPEX Pharmaceuticals

CPEX Pharmaceuticals, Inc. (NASDAQ: CPEX) is an emerging specialty pharmaceutical company focused on the development, licensing and commercialization of pharmaceutical products utilizing CPEX’s validated drug delivery platform technology. CPEX has U.S. and international patents and other proprietary rights to technologies that facilitate the absorption of drugs. CPEX has licensed applications of its proprietary CPE-215® drug delivery technology to Auxilium Pharmaceuticals, Inc., which launched Testim®, a topical testosterone gel, in 2003. CPEX also is developing an intranasal insulin product candidate, Nasulin™, which is in Phase II clinical trials. CPEX maintains its headquarters in Exeter, NH. For more information about CPEX, please visit www.cpexpharm.com.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Auxilium

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the legal and regulatory options available to defend U.S. Patent No. 7,320,968 and Testim and Auxilium’s intentions regarding such options. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: intellectual property litigation, the unpredictability of patent protection, competition from other products, and other risks and uncertainties detailed under “Risk Factors” in Auxilium’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 which is on file with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of the forward-looking statements contained in this press release may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this document, and Auxilium undertakes no obligation to update or revise such statements.

Auxilium disclaims responsibility for statements above in “About CPEX”, which were provided by CPEX for inclusion in this press release.

CPEX

This press release contains forward-looking statements, including, without limitation, statements regarding the legal and regulatory options available to defend U.S. Patent No. 7,320,968 and Testim and CPEX’s intentions regarding such options. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: intellectual property litigation, the unpredictability of patent protection, competition from other products, and other uncertainties detailed under “Risk Factors” in CPEX’s Registration Statement on Form 10 dated June 17, 2008 in connection with the distribution of CPEX’s common stock to stockholders of Bentley Pharmaceuticals, Inc. CPEX cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and CPEX undertakes no obligation to update or revise the statements, except as may be required by law.

CPEX disclaims responsibility for statements above in “About Auxilium”, which were provided by Auxilium for inclusion in this release.

For More Information, Contact:

James E. Fickenscher

Chief Financial Officer, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

wsargent@auxilium.com

or

Robert P. Hebert

Chief Financial Officer, CPEX Pharmaceuticals, Inc.

+1-603-658-6100

rhebert@cpexpharm.com

or

Laura Okpala

The Trout Group

+1-617-583-1306

Lokpala@troutgroup.com